Exhibit 10.3

EXECUTION VERSION

HAZARDOUS MATERIALS INDEMNITY AGREEMENT

THIS HAZARDOUS MATERIALS INDEMNITY AGREEMENT (the “Agreement”) is made as of December 28, 2017, by THE PARTIES LISTED ON SCHEDULE I attached hereto (collectively, the “Borrowers”), and HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Sponsor”) (together with Borrowers, individually and collectively, the “Indemnitor”), for the benefit of CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (as defined below) under the hereinafter described Loan Agreement (together with its successors and permitted assigns in such capacity, “Administrative Agent”), for the benefit of the Secured Parties.

RECITALS

A.          Contemporaneously with the execution of this Agreement, Borrowers have executed and delivered to Administrative Agent and Lenders that certain Loan Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), among Borrowers, Administrative Agent, the financial institutions from time to time party thereto (collectively, “Lenders”), and the other parties from time to time party thereto, and one or more promissory notes (as amended, restated, supplemented, or otherwise modified from time to time, and together with all notes executed in renewal, extension, replacement and substitution therefor, collectively, the “Notes”) in the aggregate principal amount of Eighty Two Million and No/Dollars ($82,000,000.00) in evidence of the loan (as renewed, amended, increased and extended from time to time, the “Loan”) made by Lenders to Borrowers. All capitalized terms herein shall have the meanings ascribed to them in the Loan Agreement unless otherwise defined in this Agreement.

B.          The Loan is secured in part by those certain Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing; and Mortgages, Assignment of Leases and Rents, Security Agreement and Fixture Filing, each dated the date hereof given by Borrowers to Administrative Agent (for the benefit of Lenders) (collectively, the “Mortgages”). The Mortgages encumber Borrowers’ interest in and to the real and personal property described in the Mortgages (collectively, the “Mortgaged Property”).

C.          Lenders have required, as a condition of funding the Loan, that Indemnitor indemnify and hold Administrative Agent and Secured Parties harmless against and from certain obligations for which Administrative Agent or Secured Parties may incur liability, by reason of the threat or presence of any Hazardous Materials at the Mortgaged Property, all as more particularly described herein.

D.          Sponsor is the owner of a direct or indirect interest in Borrowers, and Sponsor will directly benefit from Lenders’ making the Loan to Borrowers.

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor, intending to be legally bound, hereby agrees as follows:

1.           Recitals. The foregoing recitals are incorporated into this Agreement by this reference.

2.           Indemnity.

2.1         In accordance with the terms of the Loan Agreement, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Materials at, upon, within, or otherwise affecting the Mortgaged Property lies solely with the Indemnitor and the Indemnitor has agreed to bear all risks and costs associated with any loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Administrative Agent or by law. Indemnitor shall at all times indemnify, defend and hold Administrative Agent and Secured Parties, their respective affiliates, shareholders, partners, members, directors, officers, employees, agents, successors and assigns (individually and collectively, “Indemnitees”) harmless from and against any and all Liabilities incurred by Indemnitees, whether as mortgagee under the Mortgages, as a mortgagee in possession, or as successor-in-interest to Borrowers by foreclosure deed or deed in lieu of foreclosure, and whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those Liabilities arising from the joint, concurrent or comparative negligence of Administrative Agent or Secured Parties and including any Liabilities arising out of or associated, in any way, with the following:

(a)       the non-compliance of the Borrowers or the Mortgaged Property with Environmental Laws;

(b)       any discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property in violation of Environmental Law;

(c)       any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property in violation of Environmental Law;

(d)       any lawsuit brought or threatened, settlement reached, or government order relating to the discharge or release of Hazardous Materials, the threat of discharge or release of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Mortgaged Property in violation of Environmental Law;

(e)       a material breach of any representation, warranty or covenant contained in any of the Loan Documents relating to Hazardous Materials or Environmental Laws not cured within any applicable grace or notice period; and

(f)       the imposition of any environmental lien encumbering the Mortgaged Property;

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

provided, however, Indemnitor shall not be liable under such indemnification (i) to the extent such Liabilities result solely from any Indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) matters resulting solely from the actions or omissions of any Indemnitee taken after any such parties or any third parties have taken title to, or exclusive possession of the Property, (iii) solely out of Hazardous Materials in or on the Mortgaged Property or any violations of Environmental Law that were not present prior to the date that Administrative Agent, any Secured Party or any assignee, designee or nominee thereof or any other Person takes possession of or acquires title to the Mortgaged Property whether by foreclosure of the Mortgaged Property, foreclosure of the Pledged Interests (as defined in the Assignment of Ownership Interests), exercise of power of sale, acceptance of a deed or assignment-in-lieu of foreclosure, or otherwise.

Indemnitor’s obligations under this Agreement shall arise upon the discovery of the presence of any Hazardous Materials in violation of Environmental Law, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials and whether or not the existence of any such Hazardous Materials or potential liability on account thereof is disclosed in the Site Assessment, and subject to the previous paragraph and Section 2.2 below, shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Mortgaged Property (by foreclosure, deed in lieu of foreclosure or otherwise).

2.2         Indemnitor hereby acknowledges and agrees that the provisions of this Agreement shall supersede any provisions in the Loan Documents which in any way limit the liability of Indemnitor, and that Indemnitor shall be personally liable for any and all obligations arising under this Agreement even if the amount of liability incurred exceeds the amount of the Loan. All of the representations, warranties, covenants and indemnities of this Agreement shall survive the repayment of the Obligations and/or the release of the lien of the Mortgages from the Mortgaged Property, and shall survive the transfer of any or all right, title and interest in and to the Mortgaged Property by Borrowers to any party. Indemnitor hereby acknowledges and agrees that, notwithstanding anything contained in any of the Loan Documents to the contrary, this Agreement and the obligations of Indemnitor under this Agreement shall not be secured by the Mortgages or any other Loan Documents or any other mortgage, deed of trust or other security document securing any obligations of Borrowers in connection with the Loan. Notwithstanding the foregoing or anything contained in this Agreement or any other Loan Documents to the contrary, if, (a) at any time after the third anniversary of repayment in full of the Obligations, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, or (b) with respect to any Project that is released from the lien of the applicable Security Instrument in accordance with the terms of Section 2.18 of the Loan Agreement, at any time after the third anniversary of the effective date of such release, Administrative Agent is provided with an updated Site Assessment of the related Project indicating, to Indemnitee’s reasonable satisfaction, that there are no Hazardous Materials located on, in, above or under such Project in violation of any applicable Environmental Laws, then the obligations and liabilities of Indemnitor under this Agreement shall cease and terminate with respect to such Projects. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to any Project prior to the date that Administrative Agent or its nominee acquired title to such Project, or to the Pledged Interests of the Indemnitor owning such Project, whether by foreclosure, exercise of power of sale or otherwise, and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

2.3         Notwithstanding any provision in this Agreement or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Administrative Agent and Secured Parties do not waive and expressly reserve all rights and benefits now or hereafter accruing to Administrative Agent and Secured Parties under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Administrative Agent or Secured Parties pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception.”

2.4         A separate right of action hereunder shall arise each time Administrative Agent or Secured Parties acquire knowledge of any violation of any of the terms hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

2.5         Upon written request by Administrative Agent, Indemnitor shall defend Administrative Agent and Secured Parties (and if requested by Administrative Agent, in the name of Administrative Agent for the benefit of Secured Parties) by attorneys and other professionals reasonably approved by Administrative Agent. Notwithstanding the foregoing, Administrative Agent may, in its reasonable discretion, engage its own attorneys and other professionals to defend or assist it, and, at the option of Administrative Agent, its attorneys shall control the resolution of any claim or proceeding, provided that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of Administrative Agent, reimburse Administrative Agent for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

3.           Covenants of Indemnitor.

3.1         Indemnitor shall (i) comply in all respects with applicable Environmental Laws and undertake reasonable steps to the protect the Mortgaged Property from Hazardous Materials; (ii) notify Administrative Agent promptly following Indemnitor’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within or otherwise affecting the Mortgaged Property; (iii) promptly remove any Hazardous Materials and remediate the Mortgaged Property to the extent required by and in full compliance with applicable Environmental Laws; and (iv) promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other written communications and reports received by Indemnitor in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters regulated by the Environmental Laws, as they may affect the Mortgaged Property or Indemnitor.

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

3.2       Indemnitor shall not cause and shall prohibit any other Person from (i) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Mortgaged Property or the transportation of any Hazardous Materials to or from the Mortgaged Property, (ii) installing any underground storage tanks at the Mortgaged Property in each case in violation of applicable Environmental Law, or (iii) conducting any activity that requires a permit or other government or quasi-government authorization under Environmental Laws without the prior written consent of Administrative Agent.

3.3       Indemnitor shall provide to Administrative Agent, at Indemnitor’s expense promptly upon the written request of Administrative Agent from time to time, a Site Assessment or, if required by Administrative Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Mortgaged Property, in each case in violation of applicable Environmental Law. Indemnitor shall pay the cost of no more than one such Site Assessment or update in any twelve (12) month period, unless (a) Administrative Agent’s request for a Site Assessment is based on information provided under Section 3.1, or (b) there exists credible evidence that there is reasonably likely to be Hazardous Materials at or near the Mortgaged Property, a breach of representations under Section 7, or an Event of Default relating to a failure to comply with applicable Environmental Law, in which case any such Site Assessment or update shall be at Indemnitor’s expense.

4.           Reliance. Indemnitor recognizes and acknowledges that in making the Loan and accepting the Mortgages and the other Loan Documents, Administrative Agent and Secured Parties are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth herein and in the Loan Documents without any obligation to investigate the Mortgaged Property and notwithstanding any investigations of the Mortgaged Property by Administrative Agent or Secured Parties; that such reliance exists on the part of Administrative Agent and Secured Parties prior hereto; that such warranties and representations are a material inducement to Secured Parties in making the Loan and accepting the Mortgages and other Loan Documents; and that Secured Parties would not be willing to make the Loan and accept the Mortgages in the absence of such warranties and representations.

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

5.           Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Notes, the Mortgages, the Loan Agreement or any other Loan Documents. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) the unenforceability of the Notes, Mortgages, Loan Agreement or any other Loan Document against Borrowers and/or any guarantor or Borrower Party; (b) any release or other action or inaction taken by Administrative Agent on behalf of Secured Parties with respect to the Mortgaged Property, the Loan, the Borrowers and/or any other Borrower Party, whether or not the same may impair or destroy any subrogation rights of the Indemnitor, or constitute a legal or equitable discharge of any surety or indemnitor; (c) the existence of any collateral or other security for the Loan, and any requirement that Administrative Agent or Secured Parties pursue any of such collateral or other security, or pursue any remedies it may have against Borrowers and/or any other Borrower Party; (d) any requirement that Administrative Agent or Secured Parties provide notice to or obtain Indemnitor’s consent to any modification, increase, extension or other amendment of the Loan; (e) any right of subrogation (until payment in full of the Loan and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims); (f) any payment by Borrowers to Administrative Agent or Secured Parties if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Administrative Agent or Secured Parties are otherwise required to refund such payment to Borrowers or any other party; (g) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrowers or any of their assets; (h) any extensions of time for performance required by the Notes, the Mortgages, the Loan Agreement or any of the other Loan Documents; (i) except as otherwise specifically provided herein, any sale or transfer of all or part of the Mortgaged Property; (j) any exculpatory provision in the Notes, the Mortgages, the Loan Agreement or any of the other Loan Documents limiting Administrative Agent’s or Secured Parties’ recourse to the Mortgaged Property or to any other security for the Notes, or limiting Administrative Agent’s or Secured Parties’ rights to a deficiency judgment against any Indemnitor; (k) the accuracy or inaccuracy of the representations and warranties made by the Borrowers under the Notes, the Mortgages, the Loan Agreement or any of the other Loan Documents or herein; (l) the release of the Borrowers or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in the Notes, Mortgages, Loan Agreement or any of the other Loan Documents by operation of law, any Borrower’s voluntary act, or otherwise; (m) the release or substitution in whole or in part of any security for the Notes; or (n) Administrative Agent’s failure to record the Mortgages or file any UCC financing statements (or Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

6.           Enforcement. Administrative Agent may enforce, on behalf of Secured Parties, the obligations of the Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Notes, the Mortgages, or any other Loan Document or any of the Mortgaged Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Administrative Agent, on behalf of Secured Parties, from suing on the Notes, foreclosing, or exercising any power of sale under, the Mortgages, or exercising any other rights and remedies it may have under the Loan Documents. It is not necessary for an Event of Default to have occurred for Administrative Agent, on behalf of Secured Parties, to exercise its rights pursuant to this Agreement.

7.           Indemnitor’s Representations and Warranties.

7.1         Representations Regarding Indemnitor. Indemnitor hereby represents and warrants with respect to Indemnitor that:

(a)       it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/partnership/company action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

(b)       its execution of, and compliance with, this Agreement is in the ordinary course of business of that Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of that Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which the Indemnitor or the Mortgaged Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Mortgaged Property is subject;

(c)       there is no action, suit, proceeding or investigation pending or, to the best of Indemnitor’s knowledge, threatened against it which, either in any one instance or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(d)       it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)       no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party (that has not already been obtained) is required in connection with entering into this Agreement; and

(f)       this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

7.2         Representations Regarding the Mortgaged Property. Indemnitor hereby represents and warrants with respect to the Mortgaged Property that except as may be disclosed in the Site Assessment:

(a)       no Hazardous Material is now or, to the best of Indemnitor’s knowledge, was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at, under or within the Mortgaged Property or, to Borrower’s knowledge, any property adjacent to the Mortgaged Property and no Hazardous Material since Borrowers’ ownership of the Mortgaged Property was removed or transported from the Mortgaged Property;

(b)       all permits, licenses, approvals and filings required by Environmental Laws for the operation of the Mortgaged Property have been obtained, and the use, operation and condition of the Mortgaged Property, does not violate any Environmental Laws;

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

(c)       no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding is pending or threatened in writing, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Mortgaged Property concerning Hazardous Materials or Environmental Laws;

(d)       no underground storage tanks exist on any part of the Mortgaged Property; and

(e)       Indemnitor has not received any notice from any Person, public or private, alleging any violation of or potential liability under any Environmental Law with regard to the Mortgaged Property, nor has Indemnitor, or to Indemnitor’s knowledge, any third party prior owner, tenant or other occupant of the Mortgaged Property, received any administrative order or entered into any administrative consent order with any governmental agency with respect to Hazardous Materials on or at the Mortgaged Property.

8.           Interest. In the event that Administrative Agent incurs any obligations, costs or expenses under this Agreement, Indemnitor shall pay Administrative Agent promptly on demand, and if such payment is not received within ten (10) Business Days, interest on such amount shall, after the expiration of the ten (10) Business Day period, accrue at the Default Rate until such amount, plus interest, is paid in full.

9.          Joint and Several Liability. The liability of Indemnitor is joint and several. In addition, Indemnitor’s obligations hereunder are joint and several with any other person now or hereafter obligated under the Loan Documents and are independent of any obligations of Indemnitor under the Loan Documents. A separate action or actions may be brought and prosecuted against Indemnitor, whether or not action is brought against any other person or whether or not any other person is joined in such action or actions.

10.         Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 10). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below:

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

If to Indemnitor:	c/o Healthcare Trust Operating Partnership, L.P.
405 Park Avenue, 4th Floor
New York, New York 10022
Attention: Healthcare General Counsel
Facsimile: (212) 421-5799

with a copy to	Arnold & Porter Kaye Scholer LLP
250 W 55th Street
Attention: John J. Busillo, Esq.
Facsimile: (212) 836-6445

To Administrative Agent:	Capital One, National Association
77 W. Wacker Drive, 10TH Floor
Chicago, Illinois 60601
Attention: Jeffrey Muchmore, Credit Executive
Facsimile: (855) 332-1699
Reference: HTI/Senior Portfolio

With a copy to:	Capital One, National Association
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington, Senior Director,
Associate General Counsel
Facsimile: (855) 438-1132
Reference: HTI/Senior Portfolio

And a copy to:	Capital One, National Association
77 W. Wacker Drive, 10th Floor
Chicago, Illinois 60601
Attention: Jason LaGrippe, Vice President
Facsimile: (312) 739-3870
Reference: HTI/Senior Portfolio

Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Administrative Agent or Indemnitor, as the case may be, or (4) if given by telecopy, when transmitted to the party’s telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 10. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

11.         Waivers. No course of dealing on the part of Administrative Agent, Lenders, or their respective officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or Secured Parties with respect to exercising any right, power or privilege of Administrative Agent or Secured Parties hereunder, shall operate as a waiver thereof.

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

12.         Severability. If any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

13.         Inconsistencies Among the Loan Documents. Nothing contained herein is intended to modify in any way the obligations of Indemnitor under the Loan Agreement, the Notes, the Mortgages or any other Loan Document.

14.         Successors and Assigns. This Agreement shall be binding upon Indemnitor’s successors, assigns and representatives and shall inure to the benefit of Administrative Agent, Secured Parties and their respective successors and permitted assigns.

15.         Controlling Laws. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to conflicts of laws principles.

16.         Construction. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Time is of the essence in the performance of this Agreement by Indemnitor.

17.         WAIVER OF JURY TRIAL. Section 11.26 of the Loan Agreement is hereby incorporated by reference as if fully set forth herein.

18.         VENUE. Section 11.33 of the Loan Agreement is hereby incorporated by reference as if fully set forth herein.

19.         Transfer of Loan. Indemnitor acknowledges that any Secured Party may, at any time, subject to and in accordance with the terms of the Loan Agreement, sell, transfer or assign all or any part of its interest in the Obligations, Notes, the Loan Agreement, the Mortgages, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement as more fully set forth in the Loan Agreement, which terms are incorporated herein by reference. Indemnitor agrees to cooperate, as and to the extent set forth in the Loan Agreement, with Administrative Agent in connection with any such transfer made or as may be reasonably requested by Administrative Agent. Indemnitor shall also furnish, and Indemnitor hereby consents to Administrative Agent furnishing to any such prospective transferee or participant, as and to the extent set forth in the Loan Agreement, any and all information concerning the financial condition of the Indemnitor and any and all information as may be reasonably requested by Indemnitee or any prospective transferee or participant in connection with any sale, transfer or participation interest, provided such prospective transferee or participant agree to keep such information confidential.

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

20.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[Signatures Begin on the Following Page]

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

IN WITNESS WHEREOF, Indemnitor has executed this Hazardous Materials Indemnity Agreement as of the date first above written.

INDEMNITOR:

ARHC LVHLDMI01, LLC
ARHC BMBUCMI01, LLC
ARHC SPPLSIA01, LLC
ARHC PHOTTIA01, LLC
ARHC SCCRLIA01, LLC
ARHC PHCTNIA01, LLC
ARHC TVTITFL01, LLC
ARHC SMMTEIA01, LLC
ARHC CWEVAGA01, LLC
ARHC PPDWTMI01, LLC
ARHC PCCHEMI01, LLC
ARHC PCPLSMI01, LLC
ARHC GOFENMI01, LLC
ARHC CSKENMI01, LLC
ARHC SMMDSIA01, LLC
ARHC SFFLDIA01, LLC
ARHC ALALPGA01, LLC
ARHC PSINDIA01, LLC
ARHC BWBRUGA01, LLC
ARHC DBDUBGA01, LLC
ARHC PHTIPIA01, LLC
ARHC OPBROOR01, LLC
ARHC ALELIKY01, LLC,
each a Delaware limited liability company

By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

Signature Page

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Healthcare Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

Signature Page

SCHEDULE I

LIST OF BORROWERS

1.	ARHC LVHLDMI01, LLC
2.	ARHC BMBUCMI01, LLC
3.	ARHC SPPLSIA01, LLC
4.	ARHC PHOTTIA01, LLC
5.	ARHC SCCRLIA01, LLC
6.	ARHC PHCTNIA01, LLC
7.	ARHC TVTITFL01, LLC
8.	ARHC SMMTEIA01, LLC
9.	ARHC CWEVAGA01, LLC
10.	ARHC PPDWTMI01, LLC
11.	ARHC PCCHEMI01, LLC
12.	ARHC PCPLSMI01, LLC
13.	ARHC GOFENMI01, LLC
14.	ARHC CSKENMI01, LLC
15.	ARHC SMMDSIA01, LLC
16.	ARHC SFFLDIA01, LLC
17.	ARHC ALALPGA01, LLC
18.	ARHC PSINDIA01, LLC
19.	ARHC BWBRUGA01, LLC
20.	ARHC DBDUBGA01, LLC
21.	ARHC PHTIPIA01, LLC
22.	ARHC OPBROOR01, LLC
23.	ARHC ALELIKY01, LLC

ENVIRONMENTAL INDEMNITY AGREEMENT

HTI Senior Loan

Schedule I